SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     ---------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                MARCH 12, 2003
                       -----------------------------------


                               NTL INCORPORATED
               -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


    Delaware                      0-22616                      52-1822078
-------------------------------------------------------------------------------
(State or Other                (Commission                 (IRS Employer
 Jurisdiction of                File Number)                Identification No.)
   Incorporation)



110 East 59th Street, New York, New York                                10022
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)


        Registrant's Telephone Number, including area code (212) 906-8440
                                                           --------------



          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS
-------    ---------------------------------

           Exhibits

99.1       Press Release issued March 12, 2003


ITEM 9.    REGULATION FD DISCLOSURE
-------    ------------------------

NTL Incorporated (NASDAQ: NTLI) announced today that it has appointed James F. Mooney as Non-Executive Chairman.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NTL INCORPORATED
                                      (Registrant)


                                      By:    /s/ Lauren Hochman Blair
                                          ---------------------------------
                                          Name:  Lauren Hochman Blair
                                          Title: Vice President and
                                                   Deputy General Counsel



Dated: March 12, 2003

                                 EXHIBIT INDEX
                                 -------------

EXHIBIT
-------

 99.1   Press Release issued March 12, 2003

                                                                   Exhibit 99.1

(NTL LOGO)


           NTL INC APPOINTS JAMES F. MOONEY AS NON-EXECUTIVE CHAIRMAN

LONDON, March 12, 2003 - NTL Incorporated (NASDAQ: NTLI) announced today that it has appointed James F. Mooney as Non-Executive Chairman.

Mr. Mooney's primary responsibilities will include the establishment and implementation of strategic policies, extensive operational oversight, active interaction with senior executive management as well as making certain that NTL conforms to the highest standards of corporate governance. Working with Barclay Knapp, Chief Executive Officer of NTL, Mr. Mooney will utilize his valuable operational and industry expertise to augment and oversee the continued execution of strategic priorities that have been put in place since the company's exit from bankruptcy. These efforts will ensure that NTL is successful with its strategy of delivering profitable growth while returning to service excellence.

Mr. Mooney was most recently the Executive Vice President and Chief Operating Officer of Nextel Communications Inc. He was responsible for all aspects of day-to-day operations, including sales, network operations, product development, marketing and advertising, information technology and customer support operations. While at Nextel, Mr. Mooney implemented key strategic policies and undertook comprehensive operational projects resulting in substantial improvement in company profitability and return on investment. During this timeframe, Nextel's profit margins improved from 24% to 40%, wireless market share grew from 7.0% to more than 20%, and Nextel's industry best customer churn metric improved a further 25%. These significant accomplishments were attained while operating within the confines of a highly leveraged balance sheet and an intensely competitive operating environment.

Prior to joining Nextel, Mr. Mooney was the CEO/COO of Tradeout Inc., an asset management firm owned jointly by General Electric Capital, Ebay Inc and Benchmark Capital. Before his position with Tradeout, Mr. Mooney was the Chief Operating Officer at Baan Company, a business management software provider that had dual headquarters in Amsterdam and Virginia. From 1980-1999, Mr. Mooney held a number of positions with IBM Corporation, including his last position as Chief Financial Officer of the Americas where he was responsible for all operations and financial management of a $45 billion entity.

William R. Huff, current Chairman of NTL said, "While numerous other highly-qualified candidates were considered for this position, Jim was clearly our first choice. He is exactly the person we need as Chairman of NTL - he possesses all of the requisite skill sets and is clearly a battle-tested executive. His operational expertise, financial acumen and keen understanding of return on invested capital will lend itself perfectly to the unique hands-on requirement of the NTL Chairman position."

                               - Ends -

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. When used herein, forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those contemplated, projected, forecasted, estimated, budgeted, whether expressed or implied, by such forward-looking statements. Such factors include the following: general economic and business conditions and other matters.


For further information, please contact:

In the UK:
Analysts, Debt and Equity Holders:
Virginia Ramsden, +44 (0)20 7746 6826, or via e-mail at
  investorrelations@ntl.com
  -------------------------

Media:
Alison Kirkwood  +44 (0) 1256 752662 / (0) 7788 186 154
Justine Parrish, +44 (0)20 7746 4096 / (0)7966 421 991
Richard Oldworth, Jeremy Garcia or Mark Edwards - Buchanan Communications
Tel: +44 (0)20 7466 5000

In the US:
Analysts, Debt and Equity Holders:
Bret Richter, Senior Vice President Corporate Finance and Development Tamar Gerber, Director Investor Relations
Tel: (+1) 212 906 8440, or via e-mail at investor_relations@ntli.com
                                         ---------------------------

More on NTL:

o NTL Incorporated (NASDAQ: NTLI) offers a wide range of communications services to residential and business customers throughout the UK and Ireland.

o NTL's fibre-optic broadband network passes 8.4 million homes in the UK including London, Manchester, Nottingham, Oxford, Cambridge, Cardiff, Glasgow and Belfast. NTL Ireland has an extensive network using fibre-optic, broadband coax & copper, broadcast, satellite and radio technologies to provide services to its 370,000 customers in Dublin, Galway and Waterford.

o An online media centre is available at www.ntl.com/mediacentre featuring recent press releases, fact sheet, recapitalisation history and key dates, photography and logos.